UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2016

USMD Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35639	27-2866866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6333 North State Highway 161, Suite 200 Irving, Texas	75038
(Address of principal executive offices)	(Zip code)

(214) 493-4000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 29, 2016, USMD Holdings, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with WellMed Medical Management, Inc., a Texas corporation (“WellMed”), and Project Z Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of WellMed (“Merger Sub”). Subject to the terms and conditions set forth in the Merger Agreement, WellMed will acquire the Company through the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving as a wholly-owned subsidiary of WellMed.

Upon completion of the Merger, each outstanding share of the Company’s common stock, par value $0.01 per share (each, a “Share” and collectively, the “Shares”), issued and outstanding immediately prior to the effective time of the Merger will be automatically cancelled, cease to exist and be converted into the right to receive $22.34 in cash, payable without interest, less any required withholding taxes, except that any holder of Shares who properly demands appraisal of its Shares in compliance with the General Corporation Law of the State of Delaware (the “DGCL”) will be entitled to payment of the fair value of its Shares unless such demand is subsequently withdrawn.

Completion of the Merger is expected to occur by the fourth quarter of 2016, although the Company cannot assure that the Merger will be completed by any particular date, or at all. Completion of the Merger is subject to certain conditions, including, among others, (i) the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (ii) the accuracy of each party’s representations and warranties (subject to customary materiality qualifiers and other exceptions), (iii) each party’s performance in all material respects of its obligations and covenants contained in the Merger Agreement and (iv) the absence of a material adverse effect on the Company. The Merger is not subject to a financing condition.

The Merger Agreement contains certain customary termination rights, including, among others, the right for each of the Company and WellMed to terminate the Merger Agreement (i) by mutual consent, (ii) if the Merger is not completed by April 29, 2017 (subject to extension to July 29, 2017 if all conditions to closing, other than the termination of any antitrust waiting periods, have been satisfied or waived by April 29, 2017), (iii) if there is an uncured material breach of any representation, warranty, covenant or agreement of a party, such that the conditions to closing of the terminating party would not be satisfied, and the terminating party is not also then in material breach of its obligations, and (iv) if any final, nonappealable law, order or other legal restraint is in effect that prevents or prohibits completion of the Merger.

Under certain limited circumstances, the Company may be required to pay a termination fee of up to $10,000,000 to WellMed, the exact amount of which depends on the circumstances under which the Merger Agreement is terminated.

As described in Item 5.07 of this Current Report on Form 8-K, following the execution of the Merger Agreement by the parties thereto, on August 29, 2016, UANT Ventures, L.P., a Texas limited partnership (“Ventures”) and the holder of 8,667,800 Shares representing approximately 76.07% of the issued and outstanding Shares, executed and delivered to the Company a written consent in lieu of a meeting adopting the Merger Agreement and approving the Merger and the other transactions contemplated by the Merger Agreement (the “Written Consent”). As a result, the stockholder approval required to adopt the Merger Agreement has been obtained and no further action by the Company’s stockholders in connection with the Merger is required. The Company will file with the United States Securities and Exchange Commission (the “SEC”), as promptly as reasonably practicable, and mail to its stockholders, an information statement describing the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement (the “Information Statement”).

The representations, warranties and covenants of the Company contained in the Merger Agreement have been made solely for the benefit of WellMed and Merger Sub. In addition, such representations, warranties and covenants (i) have been made only for the purpose of the Merger Agreement, (ii) have been qualified by confidential disclosures made to WellMed and Merger Sub in connection with the Merger Agreement, (iii) are subject to contractual standards of materiality qualifications contained in the Merger Agreement that are different from materiality under applicable securities laws and (iv) have been included in the Merger Agreement for the purpose of allocating risk among the contracting parties if those statements prove to be inaccurate, and should not be treated as categorical statements of fact.

Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of WellMed, Merger Sub or the Company or any of their respective subsidiaries or affiliates. Additionally, the representations, warranties, covenants, conditions and other terms of the Merger Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Information Statement, the Company’s Annual Report on Form 10-K, the Company’s Quarterly Reports on Form 10-Q and other documents that the Company files with the SEC.

The foregoing description of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 15, 2016, the Company provided a retention bonus letter to Michael Bukosky, the Company’s Chief Operating Officer, pursuant to which the Company committed to pay a retention bonus of $266,000, an amount equal to Mr. Bukosky’s full 2016 performance bonus of 70% of his annualized salary, if he remains employed by the Company for one year after the closing of the Merger. Such retention bonus will be paid in a lump sum within ten business days after the one-year anniversary of the completion of the Merger. The retention bonus letter provides that Mr. Bukosky will not earn such retention bonus unless the Merger is completed.

Mr. Bukosky will not be entitled to receive payment under the retention bonus letter if he voluntarily terminates employment during the one-year period after the Merger closes. If the Company terminates his employment during that period, Mr. Bukosky will receive a prorated percentage of the retention bonus based on the portion of the first year following the Merger during which he was employed by the Company.

The foregoing description of the retention bonus letter is qualified in its entirety by reference to full text of the retention bonus letter attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 29, 2016, the Board, having determined that it was in the best interests of the Company and its stockholders to amend the Company’s bylaws, by resolution authorized, approved and adopted an amendment to the Company’s bylaws (the “Bylaw Amendment”) that became effective on August 29, 2016.

The Bylaw Amendment provides that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, any state or federal court located within the State of Delaware) shall be the sole and exclusive forum for any (i) derivative action or proceeding brought on behalf of the Company, (ii) action asserting a claim of breach of a fiduciary duty owed by a current or former director, officer, employee or agent of the Company to the Company or its stockholders, (iii) action asserting a claim arising pursuant to any provision of the DGCL, the certificate of incorporation or the bylaws of the Company, or (iv) action asserting a claim governed by the internal affairs doctrine, in all cases to the fullest extent permitted by law.

The foregoing description is qualified in its entirety by reference to the text of the Bylaw Amendment, which is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

As described in Item 1.01 of this Current Report on Form 8-K, on August 29, 2016, Ventures delivered the Written Consent to the Company. No further approval of the stockholders of the Company is required to adopt the Merger Agreement. The Company will prepare and file with the SEC, and thereafter mail to its stockholders, the Information Statement.

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains, and from time to time management may make, statements that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts but instead represent management’s current expectations regarding future events, many of which, by their nature, are inherently uncertain and outside its control. The forward-looking statements contained in this Current Report on Form 8-K are based on information as of the date of this Current Report on Form 8-K.

These forward-looking statements relate to, among other things, the expected completion and timing of the Merger and other information relating to the Merger and the outcome of contingencies and other uncertainties that may have a significant impact on our business, future operating results and liquidity. Whenever possible, we identify these statements by using words such as “anticipate,” “believe,” “estimate,” “continue,” “intend,” “expect,” “plan,” “forecast,” “project” and similar expressions for future-tense or we may use conditional constructions (“will,” “may,” “should,” “could,” etc.). We caution you that these statements are only predictions and are not guarantees of future performance. These forward-looking statements and our actual results, developments and business are subject to certain risks and uncertainties that could cause actual results and events to differ materially from those anticipated by these statements. By identifying these statements for you in this manner, we are alerting you to the possibility that our actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements. We assume no obligation to update or revise any forward-looking statements, whether as a result of new information or future events, except as required by law. Many factors that could cause actual results to differ from those in the forward-looking statements including, among others, those discussed under “Risk Factors,” in our Registration Statement on Form S-4 and from time to time in our future reports filed with the SEC.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication is being made in respect of the proposed Merger involving the Company and WellMed. The Company will prepare the Information Statement containing the information with respect to the Merger specified in Schedule 14C promulgated under the Exchange Act. When completed, a definitive version of the Information Statement will be mailed to the Company’s stockholders. INVESTORS ARE URGED TO CAREFULLY READ THE INFORMATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. These documents will be available at no charge on the SEC’s website at www.sec.gov. In addition, documents will also be available at no charge on the Company’s website at www.usmdinc.com or by directing a request by mail or telephone to the Company at 6333 North State Highway 161, Suite 200 Irving, Texas, telephone (214) 493-4000, Attention: General Counsel.

Item 9.01 Exhibits.

(d) Exhibits

2.1	Agreement and Plan of Merger, dated as of August 29, 2016, by and among USMD Holdings, Inc., WellMed Medical Management, Inc., and Project Z Merger Sub, Inc.

3.1	Bylaw Amendment, dated August 29, 2016.

10.1	Retention Bonus Letter, dated August 15, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 30, 2016	USMD HOLDINGS, INC.

		By:	/s/ Chris Carr
		Name:	Chris Carr
		Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of August 29, 2016, by and among USMD Holdings, Inc., WellMed Medical Management, Inc., and Project Z Merger Sub, Inc.

3.1	Bylaw Amendment, dated August 29, 2016.

10.1	Retention Bonus Letter, dated August 15, 2016.